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                                                                    Exhibit 99.1

                                 REVOCABLE PROXY
                               CELL PATHWAYS, INC.

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

                         SPECIAL MEETING OF STOCKHOLDERS
                                 ________, 2003

      The undersigned stockholder of Cell Pathways, Inc. ("Cell Pathways"), revoking all prior proxies, hereby appoints Robert J. Towarnicki and Brian J. Hayden, or either of them acting singly, proxies, with full power of substitution to vote all shares of capital stock of Cell Pathways which the undersigned is entitled to vote at the special meeting of stockholders to be held on ___________________, __________________, 2003 at _:__ a.m., local time, at _________________________ located at __________________________,
________________, Pennsylvania, upon matters set forth in the Notice of Special Meeting of Stockholders dated _____________, 2003, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any other business that may properly be brought before the meeting by the Cell Pathways Board of Directors. Attendance of the undersigned at the meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                                                     For     Against     Abstain
1.   To adopt the Agreement and Plan of Merger
     dated as of February 7, 2003, among OSI         [ ]       [ ]         [ ]
     Pharmaceuticals, Inc., CP Merger Corporation
     and Cell Pathways, Inc.

     This proxy, when properly executed, will be voted in accordance with the specifications made herein. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. In the event that a quorum is not present at the special meeting, the proxies named herein may propose and vote for one or more adjournments of the special meeting to permit further solicitations of proxies. No proxy voted against Proposal 1 will be voted in favor of any such adjournment or postponement. All prior proxies are hereby revoked. This proxy may be revoked prior to its exercise by filing with the Secretary of Cell Pathways a duly executed proxy bearing a later date or an instrument revoking this proxy, or by attending the meeting and electing to vote in person.

      Please sign your proxy exactly as your name appears on the certificate. When signing as attorney, executor, administrator, trustee or guardian, give title as such. If owner is a corporation, sign full corporate name by a duly authorized officer.

      If two or more persons are named as owners, both or all should sign.

      Please be sure to sign and date this proxy in the box below.

THIS PROXY IS SOLICITED ON BEHALF OF THE CELL PATHWAYS BOARD OF DIRECTORS. PLEASE ACT PROMPTLY - SIGN, DATE & MAIL YOUR PROXY CARD TODAY.


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Stockholder sign above


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Co-Holder (if any)


Dated  __________________________, 2003

Mark here if you plan to attend the meeting    [ ]